Exhibit 23.1

Consent of Independent Auditor

Form Holdings Corp.

New York, New York

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No. 333-205303) and Form S-8 (File Nos. 333-210257, 333-182853 and 333-181477) of FORM Holdings Corp. of our report dated August 15, 2016, relating to the consolidated financial statements of XpresSpa Holdings, LLC for the years ended December 31, 2015 and 2014, included in the Current Report on Form 8-K/A of FORM Holdings Corp.

/s/ BDO USA, LLP

New York, New York

March 7, 2017